                                                                     EXHIBIT 2.1

                   ------------------------------------------

                        SECURITIES CONTRIBUTION AGREEMENT
                   ------------------------------------------

                                  BY AND AMONG

                              EMPIRE RESORTS, INC.

                          CATSKILL DEVELOPMENT, L.L.C.

                             AMERICAS TOWER PARTNERS

                                       and

                                    BKB, LLC

                            Dated as of July 3, 2003

                                    ARTICLE I
                                 THE TRANSACTION

    Section 1.1 The Contribution...............................................2
    Section 1.2 Consideration..................................................2
    Section 1.3 Closing........................................................2

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF CATSKILL

                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE MRD MEMBERS

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF EMPIRE

                                       i

                                    ARTICLE V
                                    COVENANTS

                                   ARTICLE VI
        REGISTRATION STATEMENT, STOCKHOLDER VOTE AND BRYANSTON REDEMPTION

                                   ARTICLE VII
                              CONDITIONS TO CLOSING

                                  ARTICLE VIII
           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

                                       ii

                                   ARTICLE IX
                                   TERMINATION

    Section 9.1 Termination...................................................29
    Section 9.2 Effect of Termination.........................................30

                                    ARTICLE X
                                  MISCELLANEOUS

                               INDEX OF SCHEDULES

     Schedule 2.4................................Catskill Consents and Approvals
     Schedule 2.5..................................Catskill Subsidiary Interests
     Schedule 2.6..........................................Catskill Subsidiaries
     Schedule 2.9....................................Catskill Material Contracts
     Schedule 2.10(a)................................Catskill Proprietary Rights
     Schedule 2.10(f).............................Catskill Litigation and Claims
     Schedule 3.4.....................................MRD Consents and Approvals
     Schedule 3.5.............................................MRD Capitalization
     Schedule 3.8.........................................MRD Material Contracts
     Schedule 3.9(a)......................................MRD Proprietary Rights
     Schedule 4.4..................................Empire Consents and Approvals
     Schedule 4.8(c).....................Shares of Common Stock to be Registered
     Schedule 5.3(f).................Empire Severance or Termination Commitments

                                      iii

                                INDEX OF EXHIBITS

     Exhibit A...........................................Bryanston Search Report
     Exhibit B.....................................................Form of Lease
     Exhibit C.......................................Form of Affiliate Agreement
     Exhibit D.......................................Form of Amendment to Bylaws
     Exhibit E.................Form of Amendment to Certificate of Incorporation
     Exhibit F.................................Form of Counsel to Seller Opinion
     Exhibit G....Form of Olshan Grundman Frome Rosenzweig & Wolosky LLP Opinion
     Exhibit H..........................................Form of Voting Agreement

                             INDEX OF DEFINED TERMS

                                                                            Page
                                                                            ----
     Affiliate Agreement......................................................23
     Affiliates...............................................................23
     Agreement.................................................................1
     Alpha Monticello.........................................................15
     Breach...................................................................27
     Bryanston................................................................15
     Catskill..................................................................1
     Catskill Companies........................................................1
     Catskill Company Material Contract........................................5
     Catskill Financial Statements.............................................5
     Catskill Members..........................................................1
     Catskill Redemption......................................................20
     Catskill Related Agreements...............................................3
     Catskill Subsidiary Interests.............................................4
     Closing...................................................................2
     Closing Date..............................................................2
     Closing Time..............................................................2
     Code......................................................................1
     Common Stock..............................................................1
     Common Stock Redemption..................................................22
     Conflict..................................................................3
     DGCL.....................................................................18
     Empire....................................................................1
     Empire Consent...........................................................22
     Empire Financial Statements..............................................11
     Empire Related Agreements................................................10
     Empire SEC Reports.......................................................11
     Empire Securities........................................................14
     Employment Agreements....................................................21
     Exchange Act.............................................................11
     Exchange Shares...........................................................1
     GAAP.....................................................................11

                                       iv

     Governmental Entity.......................................................4
     Injured Party............................................................28
     Interests.................................................................1
     Land.....................................................................21
     Lease....................................................................21
     Liabilities...............................................................2
     Litigation...............................................................20
     Losses...................................................................27
     MCM.......................................................................1
     MM........................................................................1
     MRD.......................................................................1
     MRD Interests.............................................................8
     MRD Material Contract.....................................................8
     MRD Member................................................................1
     MRD Related Agreements....................................................7
     MRM.......................................................................1
     NASD.....................................................................21
     Organizational Documents..................................................3
     Other Party..............................................................28
     Plaintiffs...............................................................20
     Proceeds.................................................................20
     Proprietary Rights........................................................5
     Prospectus...............................................................11
     Recapitalization Agreement...............................................15
     Redemptions..............................................................23
     Rule 145.................................................................22
     S-4 Registration Statement...............................................21
     SEC......................................................................11
     Securities Act...........................................................11
     Series B Preferred Stock.................................................13
     Series E Preferred Stock.................................................13
     Subsidiary................................................................4
     Surviving Catskill Representations.......................................27
     Surviving Empire Representations.........................................27
     Surviving MRD Representations............................................27
     Transaction...............................................................2
     Transferors...............................................................1
     Transferred Companies.....................................................1
     Trust....................................................................20
     U.S. Attorney............................................................15

                                       v

                        SECURITIES CONTRIBUTION AGREEMENT

            THIS SECURITIES  CONTRIBUTION AGREEMENT (the "AGREEMENT") is entered into as of this 3rd day of July,  2003 by and  among  Empire  Resorts,  Inc.,  a
Delaware  corporation  (together  with its  successors  and  permitted  assigns,
"EMPIRE"),  Catskill  Development,  L.L.C., a New York limited liability company
("CATSKILL"),  BKB, LLC, a New York limited  liability  company,  Americas Tower
Partners,  a New York general  partnership (BKB, LLC and Americas Tower Partners collectively, the "MRD MEMBERS".

                              W I T N E S S E T H:

            WHEREAS,  Empire, Americas Tower Partners,  Monticello Realty LLC, a
Delaware limited liability company,  Watertone Holdings L.P., a Delaware limited partnership,  New  York  Gaming,  LLC,  a  Georgia  limited  liability  company,
Fox-Hollow Lane LLC, a New York limited liability company,  Shamrock Strategies,
LLC, a Delaware limited  liability  company and Cliff Ehrlich (Empire,  Americas
Tower Partners, Monticello Realty LLC, Watertone Holdings L.P., New York Gaming,
LLC,  Fox-Hollow  Lane  LLC,  Shamrock   Strategies,   LLC,  and  Cliff  Ehrlich
collectively, (the "CATSKILL MEMBERS"), directly or indirectly, together own all of the issued and outstanding membership units of Catskill;

            WHEREAS, Empire and Catskill,  directly or indirectly,  together own all of the issued and outstanding  membership  units of both  Monticello  Casino
Management,  LLC,  a New York  limited  liability  company  ("MCM"),  and Mohawk
Management LLC, a New York limited liability  company ("MM"),  and Catskill owns
all  of  the  issued  and  outstanding   capital  stock  of  Monticello  Raceway
Management,  Inc., a New York  corporation  ("MRM" and together with MM and MCM, the "CATSKILL COMPANIES");

            WHEREAS, the MRD Members (together with Catskill, the "TRANSFERORS")
together own all of the issued and  outstanding  membership  units of Monticello
Raceway  Development  Company,  L.L.C.,  a New York  limited  liability  company
("MRD");

            WHEREAS,  the Board of Directors of Empire,  the MRD Members and the
Board of  Directors of Catskill  believe it to be in the best  interest of their
respective  companies  for  the  Catskill  Companies  and  MRD  (together,   the
"TRANSFERRED COMPANIES") to become wholly owned subsidiaries of Empire;

            WHEREAS, the parties desire for each of the Transferred Companies to become  such  wholly  owned  subsidiaries  of Empire by having the  Transferors, subject to and in  accordance  with the terms and  conditions  set forth herein, contribute all of their membership interests or capital stock of the Transferred
Companies (the "INTERESTS"), as the case may be, to Empire, in exchange for that number of newly issued shares (the "EXCHANGE  SHARES") of Empire's common stock,
$.01 par value per share (the "COMMON  STOCK"),  which shall represent 80.25% of
Empire's  Common Stock,  on a  fully-diluted  basis,  immediately  following the
Closing Time (as hereinafter defined); and

            WHEREAS,  the  parties  to  this  Agreement  intend  for  the  above described  contribution  and exchange to qualify as a  transaction  described in
Section 351(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

            NOW, THEREFORE, in consideration of the respective  representations, warranties,  agreements and covenants  contained herein, and for such other good and  valuable  consideration,  the  receipt and legal  sufficiency  of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                 THE TRANSACTION

            Section 1.1 THE  CONTRIBUTION.  On the Closing Date (as  hereinafter defined),  and at the  Closing  Time,  subject in all  instances  to each of the terms, conditions,  provisions, and limitations contained in this Agreement, (i)
the Transferors shall contribute,  transfer,  convey, and assign to Empire, free and clear of any and all liens and charges,  and Empire  shall  acquire from the
Transferors, their Interests, comprising, as to each such Transferor, its entire ownership interest in the Transferred Companies and (ii) Empire shall assume all liabilities of Catskill and the Transferred  Companies (the "LIABILITIES") other than any mortgage currently  encumbering the Land (as hereinafter  defined),  in exchange for the Exchange  Shares,  so that  thereafter  Empire shall become the sole holder of the Interests.

            Section 1.2  CONSIDERATION.  As  consideration  for contributing the
Interests to Empire,  Catskill and the MRD Members  shall be entitled to receive the Exchange Shares.

            Section 1.3 CLOSING.

                 (a) The closing of the  transactions  contemplated  hereby (the
"CLOSING")  shall be held at the offices of Olshan  Grundman Frome  Rosenzweig &
Wolosky LLP,  located at 505 Park Avenue,  16th Floor, New York, New York 10022,
as soon as practicable  following the  satisfaction  or waiver of the conditions set forth in Article VII hereof (or such other date and place as the parties may mutually  agree).  The date on which the Closing  actually occurs is hereinafter referred to as the  "CLOSING  DATE" and the time at which the Closing  occurs is hereinafter  referred to as the "CLOSING  TIME." All events that are to occur at the Closing Time shall,  for all  purposes,  be deemed to occur  simultaneously, except  to the  extent,  if at all,  that a  specific  order  of  occurrence  is otherwise described.

                 (b) On the Closing Date, and at the Closing Time,  Empire shall deliver to each  Transferor a certificate (or  certificates),  registered in the name of such  Transferor  or its nominee,  representing  that number of Exchange
Shares to be received by it pursuant to Section 1.2, and each  Transferor  shall deliver to Empire one or more limited  liability  company interest  certificates and/or  stock  certificates,  as the  case may be,  or such  other  evidence  of
ownership   that  is  reasonably   satisfactory   to  Empire  and  its  counsel,
representing all of such Transferor's Interests,  accompanied by a duly executed transfer  instrument in form and substance mutually  satisfactory to the parties
(this  exchange,  together with all other related  transactions  provided for in this Agreement are collectively  referred to herein as the  "TRANSACTION").  For the avoidance of doubt, to the extent the  Transferors'  ownership  interests in the Transferred Companies are not certificated on the Closing Date, this Section
1.3(b)  does not  create  an  obligation  on part of any of the  Transferors  to certificate such ownership interests.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF CATSKILL

            Catskill, recognizing that Empire is relying on the contents of this
Article II as a material  inducement to its execution,  delivery and performance of this Agreement,  hereby  represents and warrants to its knowledge and without independent  investigation,  except for the  representations  and  warranties in
Section 2.5(b) which shall not be subject to such qualification as to knowledge, to Empire as follows:

            Section 2.1 CORPORATE EXISTENCE. Each of the Catskill Companies is a
corporation,  limited liability company,  partnership or other legal entity duly organized,  validly existing and in good standing under the laws of the State of
New York, possessing the requisite power and authority to own, operate and lease its properties and assets,  and to carry on its business as now and as currently proposed to be conducted. True and accurate copies of the bylaws, certificate of
incorporation,   or   such   other   constitutive   documents   (together,   the
"ORGANIZATIONAL  DOCUMENTS") of the Catskill  Companies,  each as amended and in effect on and as of the Closing, have been delivered to Empire.

            Section 2.2  AUTHORIZATION;  VALIDITY.  Catskill  has all  requisite power and  authority to enter into this  Agreement  and all other  documents and instruments  required to be executed by it in  connection  with the  Transaction
(collectively, the "CATSKILL RELATED AGREEMENTS"). The execution and delivery of this Agreement and the Catskill  Related  Agreements and the consummation of the
Transaction  have been  duly  authorized  by all  necessary  action,  corporate, partnership,  limited  liability  company or otherwise and no further  action is required on the part of Catskill to authorize the execution and delivery of this
Agreement,  the Catskill Related Agreements  applicable to it and the portion of the  Transaction  applicable  to it. This  Agreement  and the  Catskill  Related
Agreements  have been duly  executed and  delivered by Catskill and the Catskill
Members, as the case may be, and, assuming the due authorization,  execution and delivery by the other parties hereto and thereto, constitute a valid and binding obligation of Catskill  enforceable in accordance with their  respective  terms, subject to the laws of general  application  relating to bankruptcy,  insolvency and the relief of debtors and the rules of law governing  specific  performance, injunctive relief or other equitable remedies.

            Section  2.3  NO  CONFLICT.  The  execution  and  delivery  of  this
Agreement  and any  Catskill  Related  Agreement  by Catskill  does not, and the consummation  of the  Transaction  will  not,  conflict  with,  or result in any violation  of, or default  under  (with or without  notice or lapse of time,  or both),  or give rise to a right of  termination,  cancellation,  modification or acceleration  of any  obligation or loss of any benefit under (any such event, a
"CONFLICT")  (a)  any  provision  of  Catskill's  or  the  Catskill   Companies'
Organizational Documents, (b) any mortgage,  indenture, lease, contract or other agreement or  instrument  or permit,  concession,  franchise or license to which
Catskill or the  Catskill  Companies  is subject,  or (c) any  judgment,  order, decree,  statute,  law, ordinance,  rule or regulation applicable to Catskill or the Catskill Companies.

            Section 2.4 CONSENTS AND APPROVALS.  Except as set forth on Schedule
2.4 attached hereto and made a part hereof, no consent,  waiver, approval, order or  authorization  of, or  registration,  declaration or filing with, any court, administrative  agency or commission or other federal,  state,  county, local or

foreign  governmental  authority,  instrumentality,   agency  or  commission  (a
"GOVERNMENTAL  ENTITY") or other third party, including a party to any agreement with Catskill or the Catskill  Companies  (so as not to trigger a Conflict),  is required by or with respect to Catskill or the Catskill  Companies in connection with the  execution  and delivery of this  Agreement  and the  Catskill  Related
Agreements or for  consummation  of the  Transaction,  except for such consents, waivers,  approvals,  orders,  authorizations,  registrations,  declarations and filings as may be required under applicable securities laws.

            Section 2.5 CAPITALIZATION.

                 (a) The equity interests of the Catskill  Companies,  listed on
Schedule  2.5  attached  hereto  and made a part  hereof  are  held by  Catskill
(collectively  referred to herein as the "CATSKILL SUBSIDIARY  INTERESTS").  The
Catskill Subsidiary  Interests are duly authorized,  validly issued,  fully paid and nonassessable  and are not subject to any preemptive right,  whether created by statute, the Catskill Companies' Organizational Documents or any agreement to which Catskill or the Catskill Companies is a party or by which it is bound, and such  Catskill  Subsidiary  Interests  have been issued in  compliance  with all federal and state  securities  laws.  There are no  declared  or unpaid  accrued dividends with respect to any of the Catskill Subsidiary Interests.

                 (b)  Catskill  represents  and  warrants  to  Empire  that  (i)
Catskill  holds no other equity  securities,  or  securities  convertible  into, exchangeable  for,  exercisable  for or in any other way evidencing the right to receive equity securities of any of the Catskill Companies,  authorized,  issued or outstanding other than the Catskill Subsidiary Interests,  (ii) Catskill owns the Catskill  Subsidiary  Interests set forth  opposite its name on Schedule 2.5
(which  Catskill  Subsidiary  Interests are to be  transferred  to Empire at the
Closing,  except to the  extent of that  certain  number of shares of MRM common stock,  no par value per share,  to be transferred to Empire in accordance  with the  terms of the  Catskill  Redemption)  free and  clear of any and all  liens, claims, encumbrances, and rights of others; and (iii) Catskill is authorized and entitled  to sell,  transfer  and convey to Empire  free and clear  title to the
Catskill  Subsidiary  Interests,  without any further  approval or authorization being  required,  other than  approval by the  Catskill  Members that are Voting
Members  (as such term is defined in the First  Amended and  Restated  Operating
Agreement of Catskill,  dated January 1, 1999), the Catskill Companies and, with respect to MRM, by the New York State Race and Wagering Board.

            Section 2.6 SUBSIDIARIES.  Except for the Catskill  Companies and as
provided on Schedule 2.6 attached hereto and made a part hereof, Catskill has no
Subsidiaries.  As used in this Agreement,  the word  "SUBSIDIARY" when used with
respect  to  any  party  shall  mean  any  corporation,   partnership  or  other
organization,  whether  incorporated  or  unincorporated,  of  which  at least a majority of the securities or other interests having by their terms voting power to elect a  majority  of the Board of  Directors  or others  performing  similar functions with respect to such corporation or other  organization is directly or indirectly  beneficially owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

            Section 2.7 FINANCIAL  STATEMENTS.  Catskill has delivered to Empire true and  complete  copies of the  balance  sheet and income  statement  for the
Catskill  Companies for the year ended December 31, 2002 and for the three month period ended March 31, 2003 (collectively, the "CATSKILL FINANCIAL STATEMENTS").
The Catskill Financial Statements (a) are true, correct and complete, (b) are in accordance with the books and records of the Catskill  Companies and (c) fairly, completely  and  accurately  present  the  financial  position  of the  Catskill
Companies at the dates  specified  and the results of their  operations  for the periods covered.

            Section  2.8  ABSENCE  OF  CERTAIN  CHANGES  AND  EVENTS.  Except as
expressly  contemplated  by this  Agreement,  since March 31, 2003 the  Catskill
Companies have conducted their businesses only in the ordinary course, and there has not been:

                 (a)  any  event,  occurrence  or  development  of  a  state  of circumstances or facts that could reasonably be expected to result in a material adverse effect to the business, properties,  prospects or financial condition of the Catskill Companies;

                 (b) any  incurrence,  assumption  or  guarantee by the Catskill
Companies  of any  indebtedness  for  borrowed  money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

                 (c) any (i) grant of any material  severance or termination pay to any director,  officer or employee of the Catskill  Companies,  (ii) entering into  of  any  material  employment,  deferred  compensation  or  other  similar agreement (or any amendment to any such existing  agreement)  with any director, manager,  officer or other  employee of the Catskill  Companies,  or (iii) other than in the ordinary  course of business  and  consistent  with past  practices, material increase in compensation, bonus or other benefits payable to directors, managers, officers or other employees of the Catskill Companies; or

                 (d)  any  agreement  or  commitment   obligating  the  Catskill
Companies to do any of the things described in clauses (a) through (c).

            Section 2.9 MATERIAL CONTRACTS.  Except as set forth on Schedule 2.9 attached  hereto and made a part  hereof,  none of the  Catskill  Companies is a party to or bound by any  contract  which  has a term in  excess of one year and will result in payments in excess of  $100,000  over any 12 month  period  other than (a)  contracts  entered  into in the  ordinary  course of business  and (b)
contracts  cancelable  upon not more than 30 days' notice (each such  contract a
"CATSKILL COMPANY MATERIAL CONTRACT").

            Section 2.10 GENERAL.

                 (a)  Except as set forth on  Schedule  2.10(a),  each  Catskill
Company possesses full ownership of, or adequate and licenses or other rights to use all trade secrets, copyrights,  patents, trademarks, service marks, customer lists,  and  all  similar  types  of  intangible  property  developed,  created, registered in the name of, or owned by it or used by it in  connection  with its business ("PROPRIETARY RIGHTS").

                 (b) Except as described on the Catskill  Financial  Statements, no Catskill  Company has any material  debts,  liabilities or obligations of any kind, whether accrued,  absolute,  contingent or other, whether due or to become due, except as incurred in the ordinary course of business.

                 (c)  No  Catskill  Company  is in  material  violation  of  any provision of its Organizational  Documents, each as amended and in effect on and as of the Closing, or in any material respect of any provision of any agreement, instrument or contract to which it is a party or by which it is bound.

                 (d) No Catskill Company is in breach of or in default under any
Catskill  Company  Material  Contract,  and no other party to any such  Catskill
Company Material Contract is in breach of or in default thereunder (and no event has occurred  which with notice or the lapse of time or both would  constitute a default or violation),  except such defaults which,  singly or in the aggregate, could not  reasonably be expected to result in a material  adverse effect to the business, properties, prospects or financial condition of such Catskill Company.

                 (e) Each Catskill  Company is in substantial  compliance  with, and has not received notice of any material  violation of, any law or regulation applicable to its  operations,  including,  without  limitation,  the use of any premises  occupied by it, or with respect to which  compliance is a condition of engaging  in any  aspect of its  business,  and each  Catskill  Company  has all
permits,   licenses,  zoning  rights,  and  other  governmental   authorizations
necessary  to conduct  its  business as  presently  conducted  except  where the failure  to be in such  compliance,  or the  failure to  possess  such  permits,
licenses,  zoning  rights  and  other  governmental   authorizations  would  not
reasonably be expected to result in a material  adverse  effect to the business, properties, prospects or financial condition of such Catskill Company.

                 (f)  Except  as set  forth  on  Schedule  2.10(f),  there is no action, suit, claim or proceeding of any nature pending, or threatened,  against the Catskill Companies, nor is there any reasonable basis therefor.

                 (g) Each  Catskill  Company  has (i) filed all tax  returns and reports as required  by law (all of which are true and  correct in all  material respects),  (ii) paid all material taxes and other assessments due, except those being contested by it in good faith, (iii) made adequate provisions on its books of account for all material  taxes,  assessments and  governmental  charges with respect to its business,  properties and operations for each relevant period and
(iv) withheld or collected from each payment made to its  employees,  the amount of all material  taxes  required to be withheld or collected  therefrom  and has paid the same to the proper tax receiving officers or authorized depositaries.

                 (h) No broker,  finder, or investment banker is entitled to any brokerage,  finder's,  or  other  fee or  commission  in  connection  with  this
Agreement or the Transaction.

                 (i) Each Catskill Company has good,  marketable,  and insurable title,  or valid,  effective,  and  continuing  leasehold  rights in the case of leased  property,  to all  real  property  (as to  which,  in the  case of owned property, such title is fee simple) and all personal property owned or leased by it or used by it in the  conduct of its  business,  free and clear of all liens, claims, encumbrances,  and charges, except liens for taxes not yet due and minor imperfections  of  title  and  encumbrances,  if any,  which  singly  and in the aggregate are not  substantial  in amount and do not  materially  impair the use thereof.

                 (j)  The  business  of  each  Catskill  Company  is  not  being conducted in violation of any  applicable  order,  writ,  judgment,  injunction, decree,  statute,  ordinance,  rule or  regulation of any  Governmental  Entity, except such violations which,  singly or in the aggregate,  could not reasonably be expected to result in a material adverse effect to the business,  properties, prospects or financial condition of such Catskill Company.

                 (k)  There  are  no  activities  or  controversies,  including, without  limitation,  any labor  organizing  activities,  election  petitions or
proceedings,   unfair  labor  practice  complaints,   labor  strikes,  disputes,
slowdowns,  or work  stoppages,  pending or  threatened,  between  the  Catskill
Companies and their respective employees except such activities or controversies which, singly or in the aggregate, would not reasonably be expected to result in a material  adverse effect to the business,  properties,  prospects or financial condition of such Catskill Company.

                                  ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE MRD MEMBERS

            Each of the MRD Members,  recognizing  that Empire is relying on the contents of this Article III as a material inducement to its execution, delivery and  performance  of this  Agreement,  hereby  represents  and  warrants  to its knowledge, without independent investigation and severally and not jointly on an individual  basis on its own behalf  and not on behalf of any other MRD  Member, except for the  representations and warranties in Section 3.5(b) which shall not be subject to such qualification as to knowledge, to Empire as follows:

            Section 3.1 CORPORATE EXISTENCE. MRD is a limited liability company, duly  organized,  validly  existing and in good  standing  under the laws of the
State of New York,  possessing the requisite limited liability company power and authority to own,  operate and lease its properties and assets,  and to carry on its business as now and as currently proposed to be conducted. True and accurate copies of MRD's Organizational Documents have been delivered to Empire.

            Section  3.2  AUTHORIZATION;  VALIDITY.  Each  MRD  Member  has  all
requisite  power  and  authority  to enter  into  this  Agreement  and all other documents and  instruments  required to be executed by it in connection with the
Transaction  (collectively,  the "MRD RELATED  AGREEMENTS").  The  execution and delivery of this Agreement and the MRD Related  Agreements and the  consummation of the Transaction have been duly authorized by all necessary action, corporate, partnership,  limited liability  company or otherwise,  and no further action is required on the part of the MRD Members to  authorize  this  Agreement,  the MRD
Related  Agreements  applicable  to  it  and  the  portion  of  the  Transaction applicable to it. This Agreement and the MRD Related  Agreements  have been duly executed and delivered by the MRD Members, as the case may be, and, assuming the due  authorization,  execution  and  delivery  by the other  parties  hereto and thereto,  constitute a valid and binding  obligation of the MRD Members,  as the case may be,  enforceable in accordance with their respective terms,  subject to the laws of general  application  relating  to  bankruptcy,  insolvency  and the relief  of  debtors  and  the  rules  of  law  governing  specific  performance, injunctive relief or other equitable remedies.

            Section  3.3  NO  CONFLICT.  The  execution  and  delivery  of  this
Agreement and any MRD Related Agreement by MRD or any MRD Members does not, and, the  consummation of the Transaction  will not result in a Conflict with (a) any provision  of  MRD's  or the  MRD  Members'  Organizational  Documents,  (b) any
mortgage, indenture, lease, contract or other agreement or instrument or permit, concession,  franchise or license to which MRD or any MRD Member is subject,  or
(c) any judgment,  order, decree,  statute,  law, ordinance,  rule or regulation applicable to MRD or any MRD Member.

            Section 3.4 CONSENTS AND APPROVALS.  Except as set forth on Schedule
3.4 attached hereto and made a part hereof, no consent,  waiver, approval, order
or  authorization   of,  or  registration,   declaration  or  filing  with,  any
Governmental  Entity or other third  party,  including a party to any  agreement with MRD or any MRD Member (so as not to trigger a Conflict),  is required by or with  respect  to MRD or any MRD Member in  connection  with the  execution  and delivery of this Agreement and the MRD Related Agreements or for consummation of
the  Transaction,   except  for  such  consents,  waivers,  approvals,   orders,
authorizations, registrations, declarations and filings as may be required under applicable securities laws.

            Section 3.5 CAPITALIZATION.

                 (a)  The  authorized   equity  securities  of  MRD  consist  of
percentage membership interests (referred to herein as the "MRD INTERESTS"), all of which are held by the MRD Members in the  percentages as provided on Schedule
3.5  attached  hereto  and  made a part  hereof.  The  MRD  Interests  are  duly authorized,  validly issued, fully paid and nonassessable and are not subject to any preemptive right, whether created by statute, MRD's Organizational Documents or any  agreement to which MRD is a party or by which it is bound,  and such MRD
Interests have been issued in compliance  with all federal and state  securities laws.  There are no declared or accrued unpaid  dividends with respect to any of the MRD Interests.

                 (b) Each of the MRD Members  represents  and warrants to Empire that (i) MRD has no other equity  securities,  or securities  convertible  into, exercisable  for or in any other way  evidencing  the  right to  receive  equity securities  of  MRD,  authorized,  issued  or  outstanding  other  than  the MRD
Interests  held by the MRD  Members,  (ii) it owns the MRD  Interests  set forth opposite its name on Schedule 3.5 (which MRD Interests are to be  transferred to
Empire  at  the  Closing)  free  and  clear  of  any  and  all  liens,   claims,
encumbrances,  and rights of others;  and (iii) it is authorized and entitled to sell,  transfer and convey to Empire free and clear title to such MRD Interests, without any further approval or authorization being required.

            Section 3.6 SUBSIDIARIES.  MRD does not own or control,  directly or indirectly, any equity interest in any other corporation,  partnership,  limited liability company, association or other business entity.

            Section 3.7 INACTIVE ENTITY. MRD has no (a) employees,  (b) material operations or (c), other than the contractual right to develop, manage and lease
229 acres of land in Monticello, New York, any assets.

            Section 3.8 MATERIAL CONTRACTS.  Except as set forth on Schedule 3.8 attached  hereto and made a part  hereof,  MRD is not a party to or bound by any contract  which has a term in excess of one year and will  result in payments in excess of $100,000  over any 12 month  period other than (a)  contracts  entered into in the ordinary  course of business and (b) contracts  cancelable  upon not more than 30 days' notice (each such contract, a "MRD MATERIAL CONTRACT").

            Section 3.9 GENERAL.

                 (a) Except as set forth on Schedule 3.9(a),  MRD possesses full ownership of, or adequate  licenses or other rights to use (without payment) all of its Proprietary Rights.

                 (b) MRD has no material  debts,  liabilities  or obligations of any kind,  whether  accrued,  absolute,  contingent or other,  whether due or to become due, except as incurred in the ordinary course of business.

                 (c) MRD is not in material  violation  of any  provision of its
Organizational  Documents,  each  as  amended  and  in  effect  on and as of the
Closing,  or in  any  material  respect  of  any  provision  of  any  agreement, instrument or contract to which it is a party or by which it is bound.

                 (d)  MRD  is not in  breach  of or in  default  under  any  MRD
Material  Contract,  and no other party to any such MRD Material  Contract is in breach of or in default  thereunder (and no event has occurred which with notice or the lapse of time or both would  constitute a default or  violation),  except such  defaults  which,  singly  or in the  aggregate,  could not  reasonably  be expected to result in a material  adverse  effect on the  business,  properties, prospects or financial condition of MRD.

                 (e) MRD is in substantial compliance with, and has not received notice of any material  violation  of, any law or  regulation  applicable to its operations,  including,  without limitation, the use of any premises occupied by it, or with respect to which compliance is a condition of engaging in any aspect of its business  and MRD has all permits,  licenses,  zoning  rights,  and other governmental  authorizations  necessary  to conduct its  business  as  presently conducted except where the failure to be in such  compliance,  or the failure to
possess  such  permits,   licenses,   zoning   rights  and  other   governmental
authorizations  would not reasonably be expected to result in a material adverse effect to the business, properties, prospects or financial condition of MRD.

                 (f) There is no action, suit, claim or proceeding of any nature pending, or threatened, against MRD, nor is there any reasonable basis therefor.

                 (g) MRD has (i) filed all tax  returns  and reports as required by law (all of which are true and correct in all material  respects),  (ii) paid all material taxes and other assessments due, except those being contested by it in good faith,  (iii) made  adequate  provisions on its books of account for all material  taxes,  assessments  and  governmental  charges  with  respect  to its business,  properties and operations for each relevant  period and (iv) withheld or collected from each payment made to its employees, the amount of all material taxes  required to be withheld or collected  therefrom  and has paid the same to the proper tax receiving officers or authorized depositaries.

                 (h) No broker,  finder, or investment banker is entitled to any brokerage,  finder's,  or  other  fee or  commission  in  connection  with  this
Agreement or the Transaction.

                 (i) The business of MRD is not being  conducted in violation of any applicable order, writ, judgment,  injunction,  decree, statute,  ordinance, rule or regulation of any  Governmental  Entity,  except such violations  which,

singly or in the  aggregate,  could not  reasonably  be  expected to result in a material  adverse  effect on the  business,  properties,  prospects or financial condition of MRD.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF EMPIRE

            Empire, recognizing that the Transferors are relying on the contents of this Article IV as a material  inducement  to their  execution,  delivery and performance of this Agreement, hereby represents and warrants to the Transferors as follows:

            Section  4.1  CORPORATE  EXISTENCE.  Empire  is a  corporation  duly organized,  validly  existing  and  in  good  standing  under  the  laws  of its jurisdiction of  incorporation,  possessing the requisite power and authority to own, operate and lease its properties and assets and to carry on its business as now and as currently  proposed to be  conducted.  Empire is duly  qualified as a
foreign  corporation  to  do  business,   and  is  in  good  standing,  in  each
jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualification as a foreign corporation in that  jurisdiction  is required  by law.  True and  accurate  copies of Empire's
Organizational Documents have been delivered to the Transferors.

            Section 4.2 AUTHORIZATION;  VALIDITY. Empire has all requisite power and  authority  to  enter  into  this  Agreement  and all  other  documents  and instruments  required to be executed by it in  connection  with the  Transaction
(collectively,  the "EMPIRE RELATED AGREEMENTS").  The execution and delivery of this  Agreement  and the Empire  Related  Agreements,  the  consummation  of the
Transaction  and the  issuance of the  Exchange  Shares in  accordance  with the
Transaction  have been duly  authorized  by all necessary  action,  corporate or otherwise,  and no further action is required on the part of Empire to authorize the Agreement,  the Empire Related Agreements,  the Transaction and the issuance of the Exchange Shares in accordance with the  Transaction,  subject only to the approval  and  adoption  of this  Agreement  and  the  Transaction  by  Empire's stockholders.  This Agreement and the Empire Related  Agreements  have been duly authorized and validly executed and delivered by Empire,  and,  assuming the due authorization,  execution and delivery by the other parties  hereto and thereto, constitute a valid and binding  obligation of Empire,  enforceable in accordance with their respective terms, subject to the laws of general application relating to  bankruptcy,  insolvency  and the  relief  of  debtors  and the  rules of law governing specific performance, injunctive relief or other equitable remedies.

            Section  4.3  NO  CONFLICT.  The  execution  and  delivery  of  this
Agreement and the Empire Related Agreements do not, and, the performance thereof by Empire and the consummation of the Transaction, will not result in a Conflict with (a) any provision of Empire's Organizational  Documents,  (b) any mortgage,
indenture,   lease,  contract  or  other  agreement  or  instrument  or  permit, concession,  franchise or license to which Empire,  its properties or its assets
(including  intangible assets) are subject, or (c) any judgment,  order, decree, statute, law, ordinance, rule or regulation applicable to Empire, its properties or its assets.

            Section 4.4 CONSENTS AND APPROVALS.  Except as set forth on Schedule
4.4 attached hereto and made a part hereof, no consent,  waiver, approval, order
or  authorization   of,  or  registration,   declaration  or  filing  with,  any

                                       10

Governmental  Entity or other third  party,  including a party to any  agreement with Empire (so as not to trigger a Conflict), is required by or with respect to
Empire in connection  with the execution and delivery of this  Agreement and the
Empire Related  Agreements or for the performance hereof and thereof and for the consummation of the Transaction,  except for such consents,  waivers, approvals, orders,  authorizations,  registrations,  declarations  and  filings  as  may be required under applicable securities laws.

            Section 4.5 BROKERS.  No broker,  finder,  or  investment  banker is entitled to any  brokerage,  finder's,  or other fee or commission in connection with this Agreement or the Transaction or any related transaction based upon any agreement, written or oral, made by or on behalf of Empire.

            Section 4.6 SEC  REPORTS;  FINANCIAL  STATEMENTS.  Empire has timely filed all required reports, registration statements, proxy statements, forms and other  documents with the Securities and Exchange  Commission  (the "SEC") since
January  1, 2002 (as such  documents  have since the time of their  filing  been amended or  supplemented,  the "EMPIRE  SEC  REPORTS").  As of their  respective dates, each of the Empire SEC Reports (including any financial  statements filed as a part thereof or incorporated by reference therein) complied in all material respects with all  applicable  requirements  of the  Securities  Act of 1933, as amended (the  "SECURITIES  ACT"),  or the  Securities  Exchange Act of 1934,  as
amended (the "EXCHANGE ACT"), as the case may be, each as in effect on the dates such Empire SEC Reports  were filed.  None of the Empire SEC Reports  contained, when filed or at the time when they  became  effective,  as the case may be, any untrue statement of a material fact or omitted to state a material fact required to be stated  therein or necessary in order to make the statements  therein,  in light of the  circumstances  under  which they were made,  not  misleading.  The consolidated financial statements of Empire and its Subsidiaries included in the
Empire SEC Reports (the "EMPIRE FINANCIAL  STATEMENTS") comply as to form, as of their  respective  dates of filing with the SEC, in all material  respects  with applicable  accounting  requirements  and the published rules and regulations of the SEC with respect  thereto and fairly  present,  in conformity with generally accepted accounting principals ("GAAP") applied on a consistent basis throughout the  relevant  periods  (except as may be  indicated  in the notes  thereto and, except in the case of  unaudited  quarterly  statements,  as  permitted  by Form
10-QSB  of the SEC),  the  consolidated  financial  position  of Empire  and its consolidated  Subsidiaries as of the dates thereof and the consolidated  results of their  operations  and changes in  financial  position and cash flows for the periods  then  ended  (subject,  in the  case  of  unaudited  interim  financial statements, to normal year-end adjustments).  The S-4 Registration Statement (as hereinafter  defined)  and  the  prospectus  used  in  connection  with  the S-4
Registration   Statement,   and  each  amendment  or  supplement   thereto  (the
"PROSPECTUS"),  as of the effective date of each S-4 Registration  Statement and as of the dates of the  effectiveness of any amendments  thereto,  and as of the filing date of each S-4 Registration Statement and each Prospectus and as of the filing  dates of any  supplements  thereto,  and as of the  filing  dates of any documents  incorporated  by  reference  therein,  and as of the  date a proxy or information  statement of Empire  containing the Prospectus  included in the S-4
Registration Statement (or any amendment thereof or supplement thereto) is first mailed by Empire to its  stockholders,  and as of the date of the Empire Consent
(as  hereinafter  defined)  and as of the Closing  Date,  (i) will comply in all material  respects with the  requirements of the Securities Act, or the Exchange
Act, as  applicable,  and the rules and  regulations  of the SEC  thereunder and other applicable laws, (ii) with respect to the S-4 Registration Statement, will

                                       11

not contain any untrue  statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the  statements  therein not  misleading  and (iii) will not contain any untrue  statement  of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements  therein,  in light of the circumstances under which they were made, not  misleading;  provided,  however,  that the  representations  and warranties  set forth in this  sentence  shall not be deemed to be breached as a result  of any  information  in the S-4  Registration  Statement  or  Prospectus
furnished to Empire by the Transferors in writing expressly for use therein. The consolidated  financial statements of Empire and its Subsidiaries to be included in the S-4 Registration Statements and the Prospectuses (including any financial statements  filed as a part thereof or incorporated  by reference  therein) will
comply  as  to  form  in  all  material  respects  with  applicable   accounting
requirements  of the SEC and with the published rules and regulations of the SEC with respect  thereto and will be prepared in accordance  with GAAP applied on a consistent  basis during the periods involved (except as may be indicated in the notes  thereto).  Any  reference  in this  Section  4.6 to the S-4  Registration
Statements  or the  Prospectuses  as of any time shall be deemed to include  any document incorporated, or deemed to be incorporated,  therein by reference as of such  time and any  reference  herein  to any  amendment  to a S-4  Registration
Statement or any  supplement  to a Prospectus  as of any time shall be deemed to include any  document  incorporated,  or deemed to be  incorporated,  therein by reference as of such time.

            Section  4.7  ABSENCE  OF  CERTAIN  CHANGES  AND  EVENTS.  Except as
expressly  contemplated by this Agreement,  since March 31, 2003 Empire and each of its Subsidiaries have conducted their businesses only in the ordinary course, and there has not been:

                 (a)  any  event,  occurrence  or  development  of  a  state  of circumstances or facts that could reasonably be expected to result in a material adverse effect to the business, properties,  prospects or financial condition of
Empire or any of its Subsidiaries;

                 (b) any  declaration,  payment or setting  aside for payment of any dividends or other  distribution  (whether in cash, stock or other property)
in respect of any capital stock of, or other  membership  or ownership  interest in, or other equity securities, of Empire or any of its Subsidiaries;

                 (c) any redemption,  repurchase or other  acquisition,  for any consideration,  of  any  outstanding  shares  of  capital  stock  of,  or  other membership or ownership  interests in, or other equity securities,  of Empire or any of its  Subsidiaries,  or any  securities  which  are  convertible  into  or exchangeable or exercisable therefor;

                 (d) any incurrence, assumption or guarantee by Empire or any of its  Subsidiaries  of any  indebtedness  for  borrowed  money  other than in the ordinary  course of business  and in amounts and on terms  consistent  with past practices;

                 (e) any  change  in any  method  of  accounting  or  accounting practice  by Empire or any of its  Subsidiaries,  except such  changes  that are required by reason of a concurrent change in GAAP;

                 (f) any (i) grant of any material  severance or termination pay to any director, officer or employee of Empire or any of its Subsidiaries,  (ii)

                                       12

entering into of any material employment, deferred compensation or other similar agreement (or any amendment to any such existing  agreement)  with any director, manager, officer or other employee of Empire or any of its Subsidiaries or (iii)
other  than  in the  ordinary  course  of  business  and  consistent  with  past practices, material increase in compensation, bonus or other benefits payable to directors,  managers,  officers  or  other  employees  of  Empire  or any of its
Subsidiaries; or

                 (g) any agreement or commitment obligating Empire or any of its
Subsidiaries to do any of the things described in clauses (a) through (f).

            Section 4.8 CAPITALIZATION.

                 (a) As of the date  hereof,  the  authorized  capital  stock of
Empire consists solely of:

                     (i) 75,000,000  shares of Common Stock,  of which 5,355,241 are issued and outstanding;

                     (ii) 821,496 shares of Series B Preferred  Stock,  $.01 par value per share (the "SERIES B PREFERRED STOCK"), of which 44,258 are issued and outstanding;

                     (iii) 137,889 shares of Series C Preferred Stock,  $.01 par value per share, none of which are issued and outstanding;

                     (iv) 4,000  shares of Series D  Preferred  Stock,  $.01 par value per share, none of which are issued and outstanding;

                     (v) 1,730,697 shares of Series E Preferred Stock,  $.01 par value per share (the  "SERIES E PREFERRED  STOCK"),  all of which are issued and outstanding;

                     (vi) 2,305,918 shares of undesignated Preferred Stock, $.01 par value per share, none of which is issued and outstanding; and

                     (vii) no  shares  of Common  Stock  were  held as  treasury shares.

                 (b) As of the date hereof,  there are outstanding stock options to purchase an  aggregate  of 803,428  shares of Empire  Common  Stock (of which stock options to purchase an aggregate of 778,628  shares of Empire Common Stock are currently exercisable).  As of the date hereof, (i) 803,428 shares of Common
Stock were reserved for issuance upon exercise of outstanding options to acquire
Common Stock  (whether  vested or  unvested),  and (ii) 35,407  shares of Common
Stock  were  reserved  for  issuance  pursuant  to  warrants,  rights  or  other securities  convertible into or exchangeable or exercisable for shares of Common
Stock.

                 (c) All of the  outstanding  shares of capital  stock of Empire
have  been  duly   authorized   and  validly  issued  and  are  fully  paid  and
nonassessable.  Except as set forth in this  Section  4.8, as of the date hereof there are no outstanding (i) shares of capital stock or other voting  securities of Empire, (ii) securities of Empire convertible into or exchangeable for shares of capital stock or voting securities of Empire (other than the shares of Series
B Preferred Stock,  which are convertible into shares of Empire Common Stock) or
(iii)  options or other  rights to acquire  from Empire,  and no  obligation  of

                                       13

Empire to issue, any capital stock, voting securities or securities  convertible into or  exchangeable  for capital  stock or voting  securities of Empire (other than the shares of Series B Preferred  Stock,  which are convertible into shares of Empire Common Stock).  Except as set forth on Schedule 4.8(c) attached hereto and made a part herof or  disclosed  in the Empire SEC Reports  (as  hereinafter defined),  there is no  commitment by Empire to register with the SEC any shares of its capital stock. The securities  described in Sections 4.8(a) and (b) above are collectively referred to herein as the "EMPIRE SECURITIES".  Except pursuant to the  terms  of  the  Empire  Securities  and  this  Agreement,  there  are no outstanding obligations of Empire to repurchase, redeem or otherwise acquire any
Empire Securities.

            Section 4.9 VALID ISSUANCE OF EXCHANGE  SHARES.  The Exchange Shares
have been duly  authorized and validly  reserved for issuance,  and, when issued and delivered by Empire in  accordance  with the  provisions of this  Agreement, will (a) be duly authorized,  validly issued,  fully paid, and nonassessable and
free  of  preemptive  rights,   and  free  and  clear  of  all  liens,   claims,
encumbrances,  adverse  interests  of any kind and  free of any  restriction  on transfer, other than restrictions on transfer under applicable federal and state securities laws, and (b) represent 80.25% of (i) Empire's issued and outstanding
Common Stock,  determined as of the Closing Date, on a fully diluted basis (full dilution for purposes of this Section  shall include all shares of Common Stock, including shares of Common Stock held as treasury shares, shares of Common Stock reserved for issuance upon  exercise of  outstanding  options to acquire  Common
Stock  (whether  vested or  unvested)  and shares of Common  Stock  reserved for issuance  pursuant to warrants,  rights or other securities  convertible into or exchangeable  or  exercisable  for  shares of Common  Stock) and (ii) the voting rights in Empire.  The  Exchange  Shares will be issued in  compliance  with all applicable  federal and state securities laws. Upon issuance and delivery of the
Exchange  Shares by Empire in accordance  with the  provisions of this Agreement and  consummation  of the  Redemptions in accordance with the provisions of this
Agreement,  the authorized,  issued and outstanding capital stock of Empire will consist  solely of (i) shares of Common Stock and (ii) 44,258 shares of Series B
Preferred Stock.

            Section  4.10 NO  UNDISCLOSED  LIABILITIES.  To the best of Empire's knowledge and belief, without independent investigation,  except as set forth in and properly reserved against on the Empire Financial Statements, neither Empire nor any of its Subsidiaries  has any material debts,  liabilities or obligations of any kind, whether accrued,  absolute,  contingent or other, whether due or to become due, except as incurred in the ordinary  course of business.  None of the debts, liabilities or obligations described in the preceding sentence has had or could  reasonably  be  expected to have,  individually  or in the  aggregate,  a material  adverse  effect on the  business,  properties,  prospects or financial condition of Empire or any of its  Subsidiaries.  Neither  Empire nor any of its
Subsidiaries  has any material  debts,  liabilities  or obligations of any kind, whether accrued,  absolute,  contingent or other,  whether due or to become due, unrelated to its respective business and operations as currently conducted.

            Section  4.11  BRYANSTON  LITIGATION.  Except  as  provided  on that certain  judgment,  suit and lien report  prepared by the  Corporation  Research
Company and attached hereto as Exhibit A, to the best of Empire's  knowledge and belief,  without  independent  investigation,  there  is  no  outstanding  civil judgment,  order,  decree,  stipulation or injunction  against Stanley  Tollman,
Beatrice  Tollman,  Monty  Hundley  or the  Bryanston  Group,  Inc.,  a  Georgia

                                       14

corporation  ("BRYANSTON"),  in  favor of the  United  States  Attorney  for the
Southern  District  of New York (the  "U.S.  ATTORNEY"),  nor is any such  civil action, suit or proceeding pending.

            Section    4.12    RECAPITALIZATION    AGREEMENT.    That    certain
Recapitalization  Agreement,  dated  December 10, 2002,  by and between  Empire,
Alpha Monticello, Inc., a Delaware corporation ("ALPHA MONTICELLO"),  Bryanston,
Stanley  Tollman,  Beatrice  Tollman and Monty  Hundley  (the  "RECAPITALIZATION
AGREEMENT"),  was duly authorized  validly  executed and delivered by Empire and
Alpha Monticello, and, assuming the due authorization, execution and delivery by the other parties  thereto,  constitutes  a valid and binding  obligation of the parties thereto,  enforceable in accordance with its terms,  subject to the laws of general  application  relating to  bankruptcy,  insolvency  and the relief of debtors and the rules of law governing specific  performance,  injunctive relief or other equitable remedies.

            Section 4.13 TAXES.  To the best of Empire's  knowledge  and belief,
Empire has (i) filed all tax  returns  and  reports as  required  by law (all of which are true and correct in all  material  respects),  (ii) paid all taxes and other  assessments due, except those being contested by it in good faith,  (iii)
made adequate provisions on its books of account for all taxes,  assessments and governmental charges with respect to its business, properties and operations for each relevant  period and (iv)  withheld or collected  from each payment made to its  employees,  the amount of all taxes  required to be  withheld or  collected therefrom  and has  paid  the  same to the  proper  tax  receiving  officers  or authorized  depositaries.  None of Empire,  any  Subsidiary  of Empire or to the
knowledge of Empire, any of Empire's  Affiliates has taken or agreed to take any action that would prevent the Transaction  from qualifying as a contribution and exchange  within the meaning of Section 351(a) of the Code.  Empire is not aware of any agreement,  plan or other circumstance that would prevent the Transaction from  qualifying as a  contribution  and exchange  within the meaning of Section
351(a) of the Code.

            Section 4.14 NO INVESTMENT COMPANY.  Empire is not and, after giving effect to the Transaction,  will not be an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

            Section 4.15 COMPLETE DISCLOSURE. No representation or warranty made by Empire in this Agreement, and no exhibit, schedule, statement, certificate or other writing furnished to the Transferors,  by or on behalf of Empire, pursuant to this  Agreement,  the Empire  Related  Agreements or in  connection  with the
Transaction,  contains or will contain,  any untrue statement of a material fact or omits or will omit to state a material fact  necessary to make the statements contained herein and therein not misleading.  Moreover,  Empire has provided the
Transferors with all information reasonably available to it that the Transferors have  requested  for deciding  whether to invest in the Exchange  Shares and all information  which  Empire  believes  is  reasonably  necessary  to  enable  the
Transferors  to make such a decision.  Empire has conducted its own  independent investigation of the Transferred Companies, has been provided the opportunity to obtain  information  concerning  the  Transferred  Companies  and  has  had  the opportunity to ask questions of, and receive answers from, the management of the
Transferred  Companies  pertaining  to the  Transferred  Companies.  Empire is a sophisticated  investor and has such  knowledge and  experience in financial and business  matters that it is capable of  evaluating  the merits and risks of the
Transaction.  Empire  understands  and  is  able  to  bear  any  economic  risks associated with the Transaction.

                                       15

                                   ARTICLE V
                                    COVENANTS

            The parties covenant as follows:

            Section  5.1 ACCESS TO RECORDS.  Between the date of this  Agreement and  the  Closing  Time,  Empire  shall  and the  Transferors  shall  cause  the
Transferred Companies to (a) afford each other and each other's  representatives full and free access to each other's personnel, properties, contracts, books and records, and other documents and data, (b) furnish each other with copies of all such contracts,  books and records, and other existing documents and data as may be  reasonably  requested,  and (c)  furnish  each  other  with such  additional financial,  operating,  and  other  data and  information  as may be  reasonably requested.

            Section 5.2 REPRESENTATIONS AND WARRANTIES;  COVENANTS.  Each of the
parties  hereto shall give prompt written notice to the other parties of (a) the occurrence or  non-occurrence  of any event, the occurrence or non-occurrence of which has caused or will likely cause any of its  representations  or warranties hereunder  to be  materially  untrue and (b) any failure by it to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however that the delivery of any notice pursuant to this
Section 5.2 shall not limit or otherwise affect any party's right to rely on the representations and warranties herein or any of the remedies available to it.

            Section 5.3 CONDUCT OF EMPIRE PRIOR TO CLOSING.  Except as expressly contemplated by this  Agreement,  Empire  covenants and agrees that,  during the period from the date of this Agreement and  continuing  until the earlier of the termination of this Agreement or the Closing Time,  unless the Transferors shall otherwise  agree in writing,  Empire  shall  conduct its  business  only in, and
Empire shall not take any action except,  in the ordinary course of business and in a manner  consistent with past practice;  and Empire shall use all reasonable efforts to preserve substantially intact the business organization of Empire, to keep available the services of the present  officers,  employees and consultants of Empire and to preserve the present  relationships  of Empire with  customers,
suppliers  and  other  persons  with  which  Empire  has  significant   business
relations. By way of amplification and not limitation, except as contemplated by this  Agreement,  Empire  shall not,  during  the  period  from the date of this
Agreement and continuing  until the earlier of the termination of this Agreement or the  Closing  Time,  directly  or  indirectly  do, or agree to do, any of the following without the prior written consent of each Transferor:

                 (a) amend or otherwise change its Organizational Documents;

                 (b) issue, sell, pledge,  dispose of or encumber,  or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options,  warrants,  convertible  securities or other rights  of any kind to  acquire  any  shares  of  capital  stock,  or any  other ownership  interest  (including,  without  limitation,  any phantom interest) in
Empire  (except for (i) the issuance of shares of Empire  Common Stock  issuable pursuant to stock options which are outstanding on the date hereof,  (ii) grants of stock options under the Empire's existing stock option plans for the purchase of a maximum of 200,000  shares of Empire Common Stock and (iii) up to 1,000,000 shares of Empire  Common Stock that may be issued  pursuant to Empire's  ongoing private placement offering);

                                       16

                 (c) directly or indirectly sell, pledge, dispose of or encumber any assets of Empire  (except for (i) sales of assets in the ordinary  course of business and in a manner  consistent  with past practice,  (ii)  dispositions of obsolete or worthless assets, and (iii) sales of immaterial assets not in excess of $75,000 in the aggregate);

                 (d) (i) declare,  set aside,  make or pay any dividend or other distribution  (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, (ii) split, combine, reclassify,  subdivide or redeem,  purchase or otherwise  acquire,  directly or indirectly,  any of its capital  stock or issue or  authorize  or  propose  the  issuance  of any  other securities or property in respect of, in lieu of or in  substitution  for shares of its  capital  stock,  or (iii)  amend  the  terms or  change  the  period  of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of its securities,  including, without limitation, shares of Empire Common Stock or any option,  warrant or right,  directly or indirectly,  to acquire shares of Empire
Common  Stock,  or provide  that upon the  exercise  or  conversion  of any such option, warrant or right the holder thereof shall receive cash, or propose to do any of the foregoing;

                 (e) (i) acquire (by merger,  consolidation,  or  acquisition of stock or assets) any corporation,  partnership or other business organization or division  thereof;  (ii) incur any  indebtedness for borrowed money or issue any
debt   securities,   or  assume,   guarantee  or  endorse  or  otherwise  as  an
accommodation  become  responsible for, the obligations of any person or, except in the ordinary course of business consistent with past practice, make any loans or advances; (iii) enter into or amend any material contract or agreement;  (iv)
authorize any capital expenditures or purchase of fixed assets which are, in the aggregate,  in excess of  $100,000  for  Empire;  or (v) enter into or amend any contract,  agreement,  commitment  or  arrangement  to effect any of the matters prohibited by this Section 5.3(e);

                 (f) except as may be required  by  contractual  commitments  or corporate  policies with respect to severance or termination pay in existence on the date of this Agreement as disclosed on Schedule 5.3(f) hereto,  increase the compensation  payable or to become payable to its officers or employees,  except for  increases in salary or wages of employees of Empire who are not officers of
Empire in the ordinary course of business in accordance  with past practice,  or grant any  severance  or  termination  pay to, or enter into any  employment  or severance  agreement  with any  director,  officer or other  employee of Empire, establish,  adopt, enter into or amend any collective bargaining,  bonus, profit
sharing,  thrift,   compensation,   stock  option,  restricted  stock,  pension,
retirement, deferred compensation,  employment,  termination, severance or other plan,  agreement,  trust,  fund,  policy or  arrangement  for the benefit of any current or former directors, officers or employees, except, in each case, as may be required by law;

                 (g) pay,  discharge  or  satisfy  any  claims,  liabilities  or
obligations   (absolute,   accrued,   asserted  or  unasserted,   contingent  or
otherwise),  other than the payment,  discharge or  satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved  against in Empire's  Financial  Statements or incurred in the ordinary course of business and consistent with past practice;

                 (h)  adopt  a  plan  of   complete   or  partial   liquidation,
dissolution, merger, consolidation, restructuring, or other reorganization;

                                       17

                 (i) waive,  release,  assign, settle or compromise any material claims, or any material litigation or arbitration;

                 (j) make any material tax election or settle or compromise  any material liability for taxes;

                 (k) take any  action to exempt or make not  subject  to (i) the provisions of Section 203 of the Delaware General  Corporation Law (the "DGCL"),
or (ii) any other  state  takeover  law or state law that  purports  to limit or restrict business combinations or the ability to acquire or vote shares; or

                 (l) take, or agree in writing or otherwise to take,  any of the actions  described  in Sections  5.3 (a) through (k) above,  or any action which would make any of the  representations or warranties of Empire contained in this
Agreement  untrue or incorrect in any  material  respect or prevent  Empire from performing or cause Empire not to perform its covenants hereunder.

            Section  5.4  CONDUCT OF  TRANSFERRED  COMPANIES  PRIOR TO  CLOSING.
Except as expressly contemplated by this Agreement, the Transferors covenant and agree that,  during the period from the date of this  Agreement  and  continuing until the earlier of the  termination  of this  Agreement  or the Closing  Time, unless Empire shall otherwise agree in writing, they shall cause the Transferred
Companies to conduct their  businesses only in, and the Transferors  shall cause the Transferred  Companies not take any action except in, the ordinary course of business and in a manner  consistent  with past  practice;  and the  Transferors shall use all reasonable efforts to preserve  substantially  intact the business organization of the Transferred Companies, to keep available the services of the present officers,  employees and consultants of the Transferred Companies and to preserve the present  relationships of the Transferred Companies with customers,
suppliers  and  other  persons  with  which  the   Transferred   Companies  have
significant  business  relations.  By way of  amplification  and not limitation, except as  contemplated  by this  Agreement,  the  Transferors  shall  cause the
Transferred  Companies not to, during the period from the date of this Agreement and  continuing  until the earlier of the  termination  of this Agreement or the
Closing Time,  directly or  indirectly  do, or agree to do, any of the following without the prior written consent of Empire:

                 (a) amend or otherwise change their Organizational Documents;

                 (b) issue, sell, pledge,  dispose of or encumber,  or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options,  warrants,  convertible  securities or other rights  of any kind to  acquire  any  shares  of  capital  stock,  or any  other ownership interest (including,  without limitation, any phantom interest) in the
Transferred Companies;

                 (c) directly or indirectly sell, pledge, dispose of or encumber any assets of the Transferred  Companies  (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice,  (ii)
dispositions  of obsolete or  worthless  assets,  and (iii) sales of  immaterial assets not in excess of $50,000 in the aggregate);

                 (d) (i) declare,  set aside,  make or pay any dividend or other distribution  (whether in cash, stock or property or any combination thereof) in

                                       18

respect of any of their capital stock, (ii) split,  combine or reclassify any of their  capital  stock or issue or authorize or propose the issuance of any other securities or property in respect of, in lieu of or in  substitution  for shares of their  capital  stock,  or (iii)  amend  the terms or  change  the  period of exercisability of, purchase,  repurchase,  redeem or otherwise  acquire,  any of their securities, including, without limitation, the Interests or (to the extent issued)  any  option,  warrant  or right,  directly  or  indirectly,  to acquire
Interests,  or provide that upon the exercise or  conversion of any such option, warrant or right the holder  thereof shall receive cash, or propose to do any of the foregoing;

                 (e) (i) acquire (by merger,  consolidation,  or  acquisition of stock or assets) any corporation,  partnership or other business organization or division  thereof;  (ii) incur any  indebtedness for borrowed money or issue any
debt   securities,   or  assume,   guarantee  or  endorse  or  otherwise  as  an
accommodation  become  responsible for, the obligations of any person or, except in the ordinary course of business consistent with past practice, make any loans or advances; (iii) enter into or amend any material contract or agreement;  (iv)
authorize any capital expenditures or purchase of fixed assets which are, in the aggregate,  in excess of  $100,000;  or (v)  enter  into or amend any  contract, agreement,  commitment or arrangement to effect any of the matters prohibited by this Section 5.4(e);

                 (f) increase the  compensation  payable or to become payable to their  officers  or  employees,  except  for  increases  in  salary  or wages of employees of the  Transferred  Companies who are not officers of the Transferred
Companies in the ordinary  course of business in accordance  with past practice, or grant any severance or  termination  pay to, or enter into any  employment or severance  agreement  with  any  director,  officer  or  other  employee  of the
Transferred  Companies,  establish,  adopt,  enter into or amend any  collective
bargaining,   bonus,  profit  sharing,  thrift,   compensation,   stock  option,
restricted  stock,  pension,  retirement,  deferred  compensation,   employment,
termination,  severance  or  other  plan,  agreement,  trust,  fund,  policy  or arrangement  for the  benefit of any  current or former  directors,  officers or employees, except, in each case, as may be required by law;

                 (g) pay,  discharge  or  satisfy  any  claims,  liabilities  or
obligations   (absolute,   accrued,   asserted  or  unasserted,   contingent  or
otherwise),  other than the payment,  discharge or  satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or properly  reserved  against  in the  financial  statements  of  the  Transferred
Companies or incurred by them in the ordinary  course of business and consistent with past practice;

                 (h)  adopt  a  plan  of   complete   or  partial   liquidation,
dissolution, merger, consolidation, restructuring, or other reorganization;

                 (i) waive,  release,  assign, settle or compromise any material claims, or any material litigation or arbitration;

                 (j) make any material tax election or settle or compromise  any material liability for taxes; or

                 (k) take, or agree in writing or otherwise to take,  any of the actions  described  in Sections  5.4(a)  through (j) above,  or any action which would make any of the representations or warranties of the Transferors contained

                                       19

in this  Agreement  untrue or incorrect  in any material  respect or prevent the
Transferors  from  performing  or cause the  Transferors  not to  perform  their covenants hereunder.

            Section 5.5  COMMERCIALLY  REASONABLE  EFFORTS.  Each of the parties hereto  shall use its  commercially  reasonable  efforts  to take or cause to be taken all action, and to do or cause to be done all things necessary,  proper or advisable to consummate the  Transaction,  including,  without  limitation,  (a)
obtaining all necessary consents,  approvals and authorizations,  (b) making all necessary filings and (c) delivering all required notices.

            Section 5.6  CATSKILL  REDEMPTION.  Prior to the  Closing,  Catskill
shall have taken all actions  necessary in order to redeem Empire's and Empire's
Subsidiaries'  membership  interest in  Catskill  in exchange  for 40% of MRM on terms and conditions  mutually  satisfactory to the Catskill  Members and Empire
(the "CATSKILL REDEMPTION").

            Section 5.7 FAIRNESS OPINION COOPERATION. Each of the parties hereto shall cooperate with Kane Reece  Associates,  Inc., the investment  banking firm retained by the Special Committee of Empire's Board of Directors to evaluate the fairness  of the  Transaction  to Empire and its  stockholders  from a financial point of view,  in its  preparation  of a fairness  opinion  with respect to the
Transaction.

            Section 5.8  PREPARATION  OF LITIGATION  TRUST.  Empire and Catskill
shall and the  Transferors  shall cause the  Transferred  Companies (each to the extent a party to the  Litigation,  the  "PLAINTIFFS")  to  assign  all of their claims under or related to the subject matter of the alienation and  frustration of their  agreements and business  relations with the St. Regis Mohawk Tribe and their rights to any proceeds from any judgment or settlement that may arise from any litigation relating to such subject matter (the "PROCEEDS"),  including that certain litigation  entitled Catskill  Development,  L.L.C.,  Mohawk Management,
L.L.C., and Monticello Raceway Development Company, L.L.C.,  Plaintiffs. v. Park
Place  Entertainment  Corporation,   Defendant.   (Civil  Action  No.  00CIV8660
(CM)(GAY))  (United States  District  Court Southern  District Of New York) (the
"LITIGATION") to a statutory  Delaware business trust (the "TRUST") on behalf of all persons who shall be the individual beneficiaries of such claims on the date preceding the Closing Date, and each party shall cooperate with each other prior thereto  in  formation  of the  Trust  and  preparation  of  its  Organizational
Documents.  Empire shall provide an  irrevocable  line of credit to the Trust in the amount of $2,500,000  and Empire shall  distribute its interest in the Trust to the  holders of its  Common  Stock as of the close of  business  on the fifth business day following the Closing  Date.  Furthermore,  each of Paul deBary and
Joseph  Bernstein shall be appointed as co-trustees of the Trust and the Trust's
Organizational  Documents  shall  provide for Messrs.  deBary and  Bernstein  to receive 1% and 4%,  respectively,  of the  Proceeds  as  remuneration  for their services as trustees.

            Section 5.9 DUE  AUTHORIZATION OF EXCHANGE SHARES.  Empire shall not take any  action,  or omit to take any  action,  that would  cause the  Exchange
Shares, when issued, not to be duly authorized,  validly issued,  fully paid and non-assessable.

                                       20

            Section 5.10 SECTION 351(a).  The parties shall not take any action, or omit to take any action, that would cause the Transaction not to qualify as a transaction described in Section 351(a) of the Code.

            Section  5.11  OFFICERS  AND  DIRECTORS.  The Board of  Directors of
Empire and the Nominating  Committee  thereof shall nominate for election at the next  stockholders'  meeting,  or action or  approval by written  consent,  with respect to which  directors  are to be elected,  three persons to be selected by each of Watertone  Holdings,  LP, Americas Tower Partners and Monticello  Realty
LLC, two of which shall be "independent" within the meaning of the listing rules and any  other  applicable  rules or  regulations  promulgated  by the  National
Association of Securities Dealers (the "NASD"), through its subsidiary, The ----
Nasdaq Stock Market,  Inc. and/or any exchange where the Common Stock is or will be listed,  with each such entity  being  entitled  to have one of its  nominees nominated as a Class I Director, Class II Director and Class III Director.

            Section 5.12 EXECUTIVE EMPLOYMENT AGREEMENT.  As soon as practicable after the date hereof,  Empire and each of Robert A. Berman and Scott  Kaniewski shall amend those certain employment agreements,  dated as of February 12, 2002, by and between  Empire and each of Messrs.  Berman and Kaniewski  (collectively, the  "EMPLOYMENT  AGREEMENTS"),  respectively,  so  that  (a)  the  term of each
Employment  Agreement is  terminable  at will by either party upon 30 days prior written  notice,  and (b) the amounts  payable  thereunder  from the date hereof shall be limited to the base salary portion of such Employment  Agreements (e.g.
amounts that would have been payable as provided in Schedule  5.3(f),  including severance  or  termination  payments,  shall not be payable,  other than accrued salary). As of the date hereof,  $210,650 and $134,933 is due to each of Messrs.
Berman and Kaniewski,  respectively,  as unpaid accrued  compensation  under the
Employment  Agreements.  Such amendments  shall become  effective upon, and only upon, the Closing hereunder.

            Section 5.13 GROUND  LEASE.  As soon as  practicable  after the date hereof, Catskill shall lease approximately 200+/- acres of land and improvements thereon, located in Monticello, New York (the "LAND") for 48 years to Empire, or its designee (as lessee),  pursuant to a lease  agreement  substantially  in the form of EXHIBIT B hereto (the "LEASE").

                                   ARTICLE VI
        REGISTRATION STATEMENT, STOCKHOLDER VOTE AND BRYANSTON REDEMPTION

            Section 6.1 REGISTRATION STATEMENT.

                 (a)  Empire  shall  promptly  prepare  and file  with the SEC a registration  statement on Form S-4 (together with all amendments  thereto,  the
"S-4 REGISTRATION STATEMENT") covering the registration under the Securities Act of all the Exchange Shares, a portion of which S-4 Registration  Statement shall also  serve as a proxy or  information  statement  with  respect  to the  Empire
Consent (as hereinafter  defined).  Empire shall provide the Transferors  with a draft  of the S-4  Registration  Statement  and a draft  of  each  amendment  or supplement  thereto,  in each case at least five days  prior to its  anticipated filing with the SEC, and Empire shall make any  modifications to the description of the  Transferors and the  Transferred  Companies  therein that are reasonably

                                       21

requested by the Transferors.  Empire shall use commercially  reasonable efforts to have the S-4 Registration  Statement  declared effective under the Securities
Act as promptly as  practicable  after such  filing.  Empire shall also take any action  required  to be taken  under any  applicable  state  securities  laws in connection  with the issuance of the Exchange  Shares.  Empire shall furnish all information  concerning Empire and the Transferors shall furnish all information concerning  themselves  and  the  Transferred  Companies  as may  be  reasonably requested in connection with the S-4 Registration Statement.

                 (b) From the date hereof through the Closing,  Empire shall, as expeditiously  as  possible,  notify  the  Transferors  of any of the  following events: (i) when the S-4 Registration Statement has been filed and when the same becomes  effective,  (ii) the receipt by Empire of any comments  from the SEC or from the blue sky or  securities  commissioner  or  regulator  of any state with respect  thereto or any request by the SEC for  amendments or supplements to the
S-4  Registration  Statement  or for  additional  information  (and Empire shall promptly  respond to such  comments  or  requests  and file any  supplements  or amendments  in  response  thereto  with a copy to the  Transferors),  (iii)  the receipt by Empire of any written  notification with respect to the suspension of the  qualification  of the Exchange  Shares for sale in any  jurisdiction or the initiation or threat of any  proceeding  for such purpose,  (iv) the issuance by the SEC of any stop order or other  suspension of the  effectiveness  of the S-4
Registration  Statement (and Empire shall make every reasonable effort to obtain the withdrawal of any such order at the earliest practicable moment), or (v) the occurrence  of any event or the  existence  of any  condition or set of facts of which it has  knowledge  that  requires  the  making  of any  change  to the S-4
Registration  Statement  such  that the  document  will not  contain  an  untrue statement  of a material  fact or omit to state a material  fact  required to be stated therein or necessary to make the statements  therein not misleading  (and
Empire shall prepare and file a curative supplement or amendment).

            Section 6.2 EXCHANGE SHARES LISTING. Empire shall cause the Exchange
Shares to be listed on each  securities  exchange or  quotation  system on which
Empire's Common Stock is then listed, including,  without limitation, the Nasdaq
SmallCap Market and the Boston Stock Exchange.

            Section 6.3 STOCKHOLDER  VOTE. As soon as practicable after the date on which the S-4 Registration  Statement  becomes  effective,  Empire shall seek stockholder approval of the Transaction (the "EMPIRE CONSENT") by either calling and holding a meeting of its  stockholders or seeking the written consent of the holders of a majority of its  outstanding  Common Stock.  Empire shall  promptly notify  the  Transferors  (a) if and  when a date  has  been  set for an  Empire stockholders  meeting in  connection  with the  Transaction,  (b) of the date on which  Empire mails a proxy or  information  statement  to its  stockholders  in connection  with the  Transaction and (c) when the Transaction has been approved by an affirmative vote of Empire's stockholders.

            Section 6.4 BRYANSTON  REDEMPTION.  As soon as practicable following receipt of the Empire Consent, Empire shall take all action necessary to redeem:

                 (a) those  2,326,857  and 66,000  shares of Empire Common Stock held by Bryanston and Beatrice  Tollman,  respectively,  in accordance  with the terms of the Recapitalization Agreement (the "COMMON STOCK REDEMPTION"); and

                                       22

                 (b) those  1,551,213,  152,817  and  26,667  shares of Series E
Preferred   Stock  held  by  Bryanston,   Stanley  Tollman  and  Monty  Hundley,
respectively,  in accordance  with the terms of the  Recapitalization  Agreement
(together with the Common Stock Redemption, the "REDEMPTIONS").

            Section  6.5  AFFILIATE  AGREEMENTS.  Upon  the  execution  of  this
Agreement,  the  Transferors  shall provide  Empire with a list of those persons
who,  in  the  Transferors'   reasonable  judgment,   are  "affiliates"  of  the
Transferors (the "AFFILIATES"), within the meaning of Rule 145 promulgated under the Securities Act ("RULE 145").  The Transferors  shall provide Empire with any such  information or documents as Empire may reasonably  request for the purpose of reviewing  such list and shall notify Empire in writing  regarding any change in the identity of such Affiliates prior to the Closing Time.  Moreover,  on the
Closing Date, the  Transferors  shall deliver or cause to be delivered to Empire from each of the Affiliates,  an executed affiliate agreement,  substantially in the form of Exhibit C hereto, by which each Affiliate shall agree to comply with the applicable requirements of Rule 145 (an "AFFILIATE AGREEMENT"). Empire shall be entitled to place  appropriate  legends on the  certificates  evidencing  any
Empire Common Stock to be received by an Affiliate pursuant to the terms of this
Agreement,  and to issue appropriate stop transfer  instructions to the transfer agent for Empire's  Common  Stock,  consistent  with the terms of the  Affiliate
Agreements;  provided,  however, that such legends or stop transfer instructions shall be promptly  removed after the required  restricted  period under Rule 145 has  expired  or in  connection  with  any  resale  in  accordance  with the S-4
Registration Statement.

                                  ARTICLE VII
                              CONDITIONS TO CLOSING

            Section  7.1  CONDITIONS  TO THE  OBLIGATIONS  OF  EACH  PARTY.  The
obligations  of Empire and the  Transferors to consummate  the  Transaction  are subject to the satisfaction or waiver, in whole or in part (where permissible by applicable  law),  at or  prior  to  the  Closing,  of  each  of  the  following conditions:

                 (a)  consummation of the  Transaction  shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction or any Governmental Entity;

                 (b) there  shall be no  statute,  rule or  regulation  enacted, promulgated or deemed  applicable by any Governmental  Entity to the Transaction that prevents its consummation or makes the Transaction illegal;

                 (c) this Agreement and the Transaction shall have been approved and adopted by the requisite vote of  stockholders  of Empire in accordance with the  DGCL,  Empire's  Organizational  Documents  and  any  applicable  rules  or regulations promulgated by the NASD;

                 (d) all  authorizations,  consents,  orders or approvals of, or declarations  or filings with, or expiration of waiting  periods imposed by, any
Governmental  Entity  necessary for  consummation of the Transaction  shall have been filed, expired or been obtained;

                                       23

                 (e) Olshan  Grundman Frome  Rosenzweig & Wolosky LLP shall have issued an opinion that neither Empire, the Transferors  (including any direct or indirect  owner  of  any of the  Transferors)  nor  the  Catskill  Members  will recognize  any income,  gain or loss for U.S.  federal  income tax purposes as a direct result of the  Transaction and that Maurice Dabbah will not recognize any gain or loss for U.S. federal income tax purposes upon any subsequent  resale of the  Exchange  Shares,  assuming  no change in law and that Empire is not a U.S.
Real Property Holding Company at the time of such resale;

                 (f)  Catskill  and  Empire,  or Empire's  designee,  shall have entered into the Lease;

                 (g) Empire shall have provided the U.S.  Attorney with ten (10)
days  prior  written  notice  of the  Redemptions  and shall  have  subsequently consummated  such  Redemptions,  with such Redemptions only to be effective upon the Closing;

                 (h) New York  Gaming,  LLC shall  have  distributed  all of its percentage  membership interest in Catskill to Empire, with such distribution to be effective on the day immediately prior to the Closing Date;

                 (i)  Catskill   shall  have  redeemed  all  of  the  percentage
membership interests in itself held by Empire and each of Empire's  Subsidiaries in accordance with the Catskill  Redemption,  with such Catskill Redemption only to be effective upon the Closing Date;

                 (j) the Trust shall have been created,  with such Trust only to be created upon the Closing Date, and each of the Plaintiffs and the Trust shall have entered into a declaration of trust and a commitment agreement,  reasonably satisfactory  to each of the parties  thereto,  pursuant to which each Plaintiff shall have assigned to the Trust such Plaintiff's right to any proceeds from any judgment or settlement with respect to the Litigation;

                 (k) an amendment to the bylaws of Empire,  substantially in the form of Exhibit D hereto,  shall have been approved and adopted by the requisite vote of the Board of Directors of Empire in accordance  with the DGCL,  Empire's
Organizational  Documents and any applicable rules or regulations promulgated by the NASD;

                 (l) an amendment to the certificate of incorporation of Empire, substantially  in the form of  Exhibit E hereto,  shall have been  approved  and adopted by the  requisite  vote of the Board of Directors  and  stockholders  of
Empire in accordance with the DGCL,  Empire's  Organizational  Documents and any applicable rules or regulations promulgated by the NASD;

                 (m) a  shareholder  rights  agreement,  in form  and  substance mutually reasonably  acceptable to the parties hereto,  shall have been approved and adopted by the requisite vote of the Board of Directors and  stockholders of
Empire in accordance with the DGCL,  Empire's  Organizational  Documents and any rules or regulations promulgated by the NASD;

                 (n) the S-4  Registration  Statement  shall have been  declared effective under the Securities Act, no stop order  suspending the  effectiveness of the S-4 Registration Statement shall have been issued, and no proceedings for that purpose  shall have been  initiated  or, to the  knowledge  of Empire,  the
Transferors or Catskill Members, threatened by the SEC; and

                                       24

                 (o) Consummation of the Transaction  shall be deemed consistent with the prior  approval by the Cayuga  Nation of New York  previously  rendered pursuant  to Section  7.20 of the Gaming  Facility  Agreement,  by and among the
Cayuga Nation of New York, the Cayuga Catskill Gaming Authority and MM, dated as of April 3, 2003.

            Section 7.2 CONDITIONS TO THE OBLIGATIONS OF EMPIRE. The obligations of Empire to  consummate  the  Transaction  are subject to the  satisfaction  or written waiver by Empire,  in whole or in part (where  permissible by applicable law), at or prior to the Closing, of the following additional conditions:

                 (a) The  representations  and  warranties  of  Catskill in this
Agreement shall be true and correct in all material respects when made, provided that any changes and  corrections  to the  Catskill  Financial  Statements  as a result  of an  audit  subsequent  to the date  hereof  will  not  result  in any inaccuracy of the  representation in Section 2.7 and will be deemed accepted and agreed to by Empire unless it objects to such changes and  corrections  during a fourteen (14) day period after the date on which Catskill  provided  Empire with such  Catskill  Financial  Statements,  and  shall  be true and  correct  in all
material   respects  on  and  as  of  the  Closing   Date,  in  which  case  the
representations  and warranties shall not be subject to any  qualification as to knowledge,  and Empire shall have received a certificate to that effect,  solely with respect to the representations and warranties made in this Agreement, dated the Closing Date, and executed by an executive officer of Catskill;

                 (b) The  representations  and  warranties of the MRD Members in this Agreement shall be true and correct in all material  respects when made and shall be true and correct in all material respects on and as of the Closing Date and Empire shall have received a certificate to that effect, solely with respect to the representations and warranties made by them in this Agreement,  dated the
Closing Date, and executed by an officer of each of the MRD Members;

                 (c) Each of the  agreements  and covenants of Transferors to be performed  under this  Agreement at or prior to the Closing shall have been duly performed in all material respects;

                 (d) Each of the Affiliates shall have executed and delivered to
Empire  an  Affiliate  Agreement,  which  agreement  shall be in full  force and effect;

                 (e) The Special  Committee of Empire's Board of Directors shall have received an opinion from Kane Reece  Associates,  Inc., which opinion shall have been confirmed by Kane Reece  Associates,  Inc.(in  writing) on the Closing
Date, to the effect that the Transaction is fair to Empire and its  stockholders from a financial point of view and the Special Committee shall have approved the
Transaction;

                 (f) The  Transferors  shall have provided Empire with copies of all of the Transferred  Companies'  audited financial  statements that Empire is required by the SEC to include in the S-4 Registration Statement;

                 (g) Empire  shall have  received an opinion  from a law firm or firms reasonably  acceptable to the parties hereto  substantially in the form of
Exhibit F hereto; and

                                       25

                 (h) Since the date of this Agreement,  there shall have been no change,  occurrence or  circumstance  in the business,  results of operations or financial condition of the Transferred  Companies having or reasonably likely to have a material  adverse effect on the  Transferred  Companies,  and none of the
Transferors shall be aware of any event or condition  reasonably likely to occur immediately  after the Closing  Date which,  individually  or in the  aggregate, would cause or be expected to cause a material adverse change in the business or assets of any Transferred Company.

            Section 7.3 CONDITIONS TO THE  OBLIGATIONS OF THE  TRANSFERORS.  The
obligations of the  Transferors to consummate the Transaction are subject to the satisfaction  or written waiver by each  Transferor,  in whole or in part (where permissible  by applicable  law),  at or prior to the Closing,  of the following additional conditions:

                 (a)  The  representations  and  warranties  of  Empire  in this
Agreement shall be true and correct in all material respects when made and shall be true and correct in all material  respects on and as of the Closing Date, and the  Transferors  shall have received a certificate to that effect,  solely with respect to the  representations  and warranties made by Empire in this Agreement the Closing Date, and executed by the Chairman of Empire;

                 (b)  Each of the  agreements  and  covenants  of  Empire  to be performed  under this  Agreement at or prior to the Closing shall have been duly performed in all material respects;

                 (c) Catskill and the Catskill  Members  shall have  received an opinion from Olshan Grundman Frome  Rosenzweig & Wolosky LLP, counsel to Empire, substantially in the form of Exhibit G hereto;

                 (d) The Exchange Shares shall have been approved for listing on each securities  exchange or quotation  system on which Empire's Common Stock is then listed, including,  without limitation,  the Nasdaq SmallCap Market and the
Boston Stock Exchange;

                 (e) Each of Robert A. Berman and Scott A. Kaniewski  shall have entered into a voting agreement,  substantially in the form of Exhibit H hereto, with respect to all of the shares of Empire Common Stock  beneficially  owned by each of them;

                 (f) There is no  outstanding  civil  judgment,  order,  decree, stipulation or injunction  against  Stanley  Tollman,  Beatrice  Tollman,  Monty
Hundley or  Bryanston,  in favor of the U.S.  Attorney  that would be reasonably likely to adversely affect the consummation of the Transaction,  nor is any such civil action,  suit or proceeding  pending and the Exchange  Shares are free and clear of any claims by the U.S. Attorney;

                 (g) Since the date of this Agreement,  there shall have been no change,  occurrence or  circumstance  in the business,  results of operations or financial  condition of Empire  having or  reasonably  likely to have a material adverse  effect  on  Empire,  and  Empire  shall  not be aware  of any  event or condition reasonably likely to occur after the Closing Date which,  individually or in the  aggregate,  would cause or be  expected  to cause a material  adverse change in the business or assets of Empire;

                                       26

                 (h)  Catskill and the Catskill  Members  shall have  received a certificate from Empire's  transfer agent verifying,  in all material  respects, the accuracy of the  outstanding  shares of capital stock of Empire as set forth in Section 4.8(a) hereof,  subject to  modifications  as may be  contemplated by
Section 5.3(b) hereof;

                 (i) Catskill  shall have received an assignment  and assumption agreement,  in form  and  substance  reasonably  satisfactory  to it,  as to the assumption by Empire of the Liabilities; and

                 (j) The  Employment  Agreements  shall  have  been  amended  as provided in Section 5.12 of this Agreement, with such amendments to be effective as of the Closing Date.

                                  ARTICLE VIII
           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

            Section 8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                 (a) Except for  Empire's  representations  and  warranties  set
forth   in   Section   4.8(a)   and   (b)   hereof,   (the   "SURVIVING   EMPIRE
REPRESENTATIONS"),  all of  Empire's  representations  and  warranties  in  this
Agreement,  and in any instrument  delivered  pursuant to this Agreement,  shall terminate at the Closing Time. The Surviving  Empire  Representations,  however, shall terminate on the first anniversary of the Closing Date.

                 (b) Except for  Catskill's  representations  and  warranties in
Sections 2.2, 2.3, 2.4, 2.5 and 2.6 of this Agreement (the  "SURVIVING  CATSKILL
REPRESENTATIONS"),  all of  Catskill's  representations  and  warranties in this
Agreement,  and in any instrument  delivered  pursuant to this Agreement,  shall terminate at the Closing Time. The Surviving Catskill Representations,  however, shall terminate on the first anniversary of the Closing Date.

                 (c) Except for the MRD Members'  representations and warranties in  Sections  3.2,  3.3,  3.4 and  3.5 of this  Agreement  (the  "SURVIVING  MRD
REPRESENTATIONS"),  all of the MRD Members'  representations  and  warranties in this  Agreement,  and in any instrument  delivered  pursuant to this  Agreement, shall terminate at the Closing Time. The Surviving MRD Representations, however, shall terminate on the first anniversary of the Closing Date.

            Section 8.2 INDEMNIFICATION OF EMPIRE.

                 (a) Each MRD Member shall, severally but not jointly, indemnify and hold harmless Empire from, against, for and in respect of, and shall pay any
and  all  damages,  losses,  obligations,   liabilities,  claims,  encumbrances,
deficiencies,  costs and expenses,  including,  without  limitation,  reasonable
attorneys   fees  and  other  costs  and   expenses   incident  to  any  action,
investigation,  claim or proceeding (all hereinafter collectively referred to as
"LOSSES")  suffered,  sustained,  incurred  or  required to be paid by Empire by
reason  of  any   inaccuracy   in  or  breach  of  any  of  the   Surviving  MRD
Representations  or the  non-performance  of any  covenant or  obligation  to be performed by any MRD Member under this Agreement; provided, however, that (i) no
MRD Member shall be required to indemnify Empire for any Losses that result from a Breach by a  different  MRD Member  unless such MRD Member  (referring  to the first "MRD Member"  mentioned in this  proviso) also  committed  that Breach and

                                       27

(ii) a MRD  Member  shall not be  required  to  indemnify  Empire for any Losses
(stemming  from a Breach  by such MRD  Member)  that  exceed  the  value of that portion of the Exchange Shares,  valued as of the Closing Time, received by such
MRD Member pursuant to Section 1.2 of this Agreement. As used in this Agreement, the word  "BREACH"  shall refer to any or all of the actions  and/or  situations described in the first sentence of this Section 8.2.

                 (b) Catskill  shall  indemnify and hold  harmless  Empire from, against,  for and in  respect  of,  and shall pay any and all  Losses  suffered, sustained, incurred or required to be paid by Empire by reason of any inaccuracy
in  or  breach  of  any  of  the  Surviving  Catskill   Representations  or  the
non-performance  of any covenant or obligation to be performed by Catskill under this  Agreement;  provided,  however,  that  Catskill  shall not be  required to indemnify Empire for any Losses (stemming from a Breach by Catskill) that exceed the value of that portion of the Exchange Shares, valued as of the Closing Time, received by Catskill pursuant to Section 1.2 of this Agreement.

            Section 8.3 INDEMNIFICATION OF THE TRANSFERORS

            Empire  shall  indemnify  and hold  harmless the  Transferors  from, against,  for and in  respect  of,  and shall pay any and all  Losses  suffered, sustained,  incurred or required to be paid by the  Transferors by reason of any inaccuracy  in or  breach  of  any  of  the  Surviving  Empire  Representations;
provided,  however,  that Empire shall not be required to indemnify Catskill for any  Losses  (stemming  from a Breach by  Empire)  that  exceed the value of the
Exchange Shares, valued as of the Closing Time, received by Catskill pursuant to
Section 1.2 of this Agreement.

            Section 8.4 INDEMNIFICATION  PROCEDURE. For purposes of this Article
VIII,  the party  entitled  to  indemnification  shall be known as the  "INJURED
PARTY" and the party required to indemnify  shall be known as the "OTHER PARTY."
In the event  that the Other  Party  shall be  obligated  to the  Injured  Party
pursuant  to  this  Article  VIII,  or  in  the  event  that  a  suit,   action,
investigation,  claim or proceeding is begun, made or instituted and as a result of which the Other Party may become  obligated to the Injured  Party  hereunder, the Injured  Party shall give  prompt  written  notice to the Other Party of the occurrence of such event;  provided,  however, that the failure to so notify the
Other Party shall not relieve the Other Party from any  obligation  or liability which it may have under this  Article  VIII,  unless  such  notice is  delivered following the expiration of the applicable survival period, except to the extent that the Other Party has been prejudiced in any material respect by such failure and in any event shall not relieve the Other Party from any other  obligation or liability  which it may have to such  Injured  Party  otherwise  than under this
Article  VIII.  The Other Party agrees to defend,  contest or otherwise  protect against any such suit, action,  investigation,  claim or proceeding with counsel of its  choice at the Other  Party's  cost and  expense  and shall have the sole power to control and direct such defense at its cost;  provided,  however,  that such counsel shall be  satisfactory  to the Injured Party in the exercise of its reasonable  judgment.  The  Injured  Party  shall  have the  right,  but not the obligation,  to participate at its own expense in the defense thereof by counsel of its own  choice.  The Injured  Party  shall not  settle,  admit or in any way materially  prejudice a suit,  action,  investigation,  claim or proceeding  for which it is  indemnified  by the Other Party without the written  consent of the
Other  Party.  In the event  that (i) the Other  Party  fails to timely  defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding, (ii) the Other Party shall not have employed counsel to represent such Injured Party within a reasonable  time after notice of the  institution of

                                       28

any such lawsuit,  claim or  proceeding,  (iii) the use of counsel chosen by the
Other Party to represent  such Injured  Party would  present such counsel with a conflict of interest or (iv) the defendants in, or targets of, any such lawsuit, claim or  proceeding  include both an Injured Party and the Other Party and such
Injured Party shall have  reasonably  concluded that there may be legal defenses available to it or to other  Injured  Parties  which are  different  from, or in addition to, those  available to the Other Party,  the Injured  Party shall have the right to defend,  contest or otherwise protect against the same and may make any  compromise or  settlement  thereof and recover the entire cost thereof from the Other  Party  including,  without  limitation,  reasonable  attorneys  fees,
disbursements  and  all  amounts  paid  as  a  result  of  such  suit,   action,
investigation,  claim or proceeding or compromise or settlement thereof, and the
Other  Party  shall not have the right to direct the  defense of such  action on behalf of the Injured Party.  The foregoing  indemnification  commitments  shall apply  whether or not the Injured  Party is a formal party to any such  lawsuit, claim or proceeding.

                                   ARTICLE IX
                                   TERMINATION

            Section 9.1  TERMINATION.  This  Agreement may be terminated and the
Transaction abandoned at any time prior to the Closing:

                 (a) by the  mutual  written  consent  of  the  Transferors  and
Empire;

                 (b)  by  either  any  of  the  Transferors  or  Empire  if  the
Transaction shall not have been consummated prior to January 31, 2004; provided, however,  that the right to terminate this  Agreement  under this Section 9.1(b)
shall not be  available  to any party whose  failure to fulfill  any  obligation under this  Agreement  has been the cause of, or resulted in, the failure of the
Transaction to occur on or before such date;

                 (c) by any  Transferor  if  such  Transferor  is  not  then  in material  breach of its  representations,  warranties or obligations  under this
Agreement and there has been a material breach of any representation,  warranty, covenant or agreement  contained  in this  Agreement on the part of Empire or if any representation or warranty of Empire shall have become materially untrue, in either case,  such that any of the conditions  set forth in Sections  7.3(a) and
7.3(b) would not be satisfied;

                 (d)  by  Empire  if  it  is  not  in  material  breach  of  its representations,  warranties or  obligations  under this Agreement and there has been a material breach of any  representation,  warranty,  covenant or agreement
contained  in  this   Agreement  on  the  part  of  any  Transferor  or  if  any representation  or  warranty  of any  Transferor  shall have  become  materially untrue,  in either case,  such that any of the  conditions set forth in Sections
7.2(a), 7.2(b) and 7.2(c) would not be satisfied; or

                 (e) by any  Transferor  or Empire if (i) there shall be a final non-appealable  order, decree or ruling of a court of competent  jurisdiction in effect  preventing  consummation  of the  Transaction or (ii) there shall be any statute, rule, regulation or non-appealable order enacted, promulgated or issued

                                       29

or deemed  applicable to the Transaction by any  Governmental  Entity that would make consummation of the Transaction illegal.

            Section 9.2 EFFECT OF  TERMINATION.  In the event of any termination of this  Agreement  in  accordance  with  Sections  9.1(a) or (e)  hereof,  this
Agreement  shall  immediately  become void and there shall be no liability under this  Agreement  on the part of any party hereto or its  respective  affiliates, officers,  directors,  employees or agents by virtue of such termination. In the event of any termination of this Agreement in accordance with Sections 9.1(c) or
(d), the parties  hereto  reserve  their rights to take any action  permitted by law, including as provided in Section 10.2 hereof.

                                   ARTICLE X
                                  MISCELLANEOUS

            Section  10.1  NOTICES.  All  notices,  requests,  demands and other communications  which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or three days after being sent by registered or certified  mail,  return receipt requested, postage prepaid:

               (a) If to Empire to:

                   Empire Resorts, Inc.
                   707 Skokie Boulevard, Suite 600
                   Northbrook, Illinois  60062
                   Attention: Scott A. Kaniewski

                   with a copy (which shall not constitute notice) to:

                   Olshan Grundman Frome Rosenzweig & Wolosky LLP
                   505 Park Avenue
                   New York, New York  10022
                   Attention: Robert H. Friedman, Esq.

               (b) If to Catskill:

                   Catskill Development, L.L.C.
                   Room 17B
                   Monticello, New York  12701
                   Attention:  Joseph Bernstein

                   with a copy (which shall not constitute notice) to:

                   Latham & Watkins LLP
                   885 Third Avenue
                   Suite 1000
                   New York, New York  10022
                   Attention: James I. Hisiger, Esq.

                                       30

               (c) if to BKB, LLC to:

                   BKB, LLC
                   2412 Central Park Avenue
                   Evanston, Illinois  60201

                   Attention:  Scott A. Kaniewski

               (d) if to Americas Tower Partners to:

                   Americas Tower Partners
                   77 East 77th Street
                   New York, New York  10021

                   Attention:  Joseph Bernstein

                   with a copy (which shall not constitute notice) to:

                   Latham & Watkins LLP
                   885 Third Avenue
                   Suite 1000
                   New York, New York  10022
                   Attention: James I. Hisiger, Esq.

or to such other address as any party shall have  specified by notice in writing to the other in compliance with this Section 10.1.

            Section 10.2  SPECIFIC  PERFORMANCE.  All parties  hereto  recognize that, because of the nature of the subject matter of this Agreement, it would be impractical and extremely  difficult to determine actual damages in the event of a breach of this Agreement.  Accordingly, if any Transferor, on the one hand, or
Empire, on the other hand, commits a breach, or threatens to commit a breach, of any of the provisions,  as applicable,  of this Agreement, each of Empire and/or the Transferors shall have the right to seek and receive a temporary restraining order,  injunction  or other  equitable  remedy  relating to the  prevention  or cessation of such breach or threatened breach,  including,  without  limitation, the right to have the provisions of this Agreement  specifically enforced by any court having equity jurisdiction, it being mutually acknowledged and agreed that any such  breach or  threatened  breach will cause  irreparable  injury and that monetary damages will not provide an adequate remedy.

            Section 10.3  ANNOUNCEMENTS.  None of the parties to this  Agreement shall make any public  announcements  prior to the Closing  with respect to this
Agreement  or the  Transaction  without the prior  written  consent of the other parties hereto, except as required by law.

            Section  10.4  ENTIRE  AGREEMENT.  This  Agreement,   including  the
exhibits and schedules  attached hereto,  constitutes the entire agreement among the parties  hereto with  respect to the subject  matter  hereof and thereof and supersedes all prior agreements,  representations  and understandings  among the parties hereto, whether written or oral.

                                       31

            Section 10.5 BINDING EFFECT, BENEFITS,  ASSIGNMENTS.  This Agreement
shall inure to the benefit of and be binding  upon the parties  hereto and their respective  successors  and  assigns;  nothing in this  Agreement,  expressed or implied,  is  intended  to confer on any other  person,  other than the  parties hereto  or their  respective  successors  and  assigns,  any  rights,  remedies, obligations or liabilities under or by reason of this Agreement.  This Agreement may not be  assigned  without  the prior  written  consent of the other  parties hereto.

            Section 10.6  APPLICABLE LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York,  regardless of the laws that might  otherwise govern under applicable principles of conflicts of laws thereof.

            Section 10.7  JURISDICTION.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transaction shall be brought in the United  States  District  Court for the Southern  District of New
York or any New York State  court  sitting  in New York City,  so long as one of such courts shall have subject  matter  jurisdiction  over such suit,  action or proceeding,  and that any cause of action arising out of this Agreement shall be deemed to have arisen from a  transaction  of business in the State of New York, and each of the parties hereby irrevocably  consents to the jurisdiction of such courts (and of the  appropriate  appellate  courts  therefrom) in any such suit, action or proceeding and irrevocably  waives, to the fullest extent permitted by law, any objection  that it may now or hereafter have to the laying of the venue of any such suit,  action or proceeding in any such court or that any such suit, action or  proceeding  which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world,  whether within or without the  jurisdiction of any such  court.  Without  limiting  the  foregoing,  each party  agrees that service of process on such  party as  provided  in Section  10.1 shall be deemed effective service of process on such party.

            Section 10.8  SEVERABILITY.  In the event that any provision of this
Agreement  or the  application  thereof,  becomes or is  declared  by a court of competent  jurisdiction to be illegal,  void or unenforceable,  the remainder of this  Agreement  will continue in full force and effect and the  application  of such provision to the other persons or  circumstances  will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or  unenforceable  provision of this Agreement with a valid and  enforceable  provision  that will  achieve,  to the  extent  possible,  the economic, business and other purposes of such void or unenforceable provision.

            Section 10.9  HEADINGS.  The headings and captions in this Agreement are  included  for  purposes  of  convenience  only and  shall  not  affect  the construction or interpretation of any of its provisions.

            Section 10.10 PRONOUNS AND PLURALS.  All pronouns and any variations thereof shall be deemed to refer to the masculine,  feminine, singular or plural as the context may  require.  All  references  herein to "he," "him" or "his" or
"she," "her" or "hers" shall be for purposes of simplicity  and are not intended to be a reference to a particular gender.

                                       32

            Section  10.11   COUNTERPARTS.   This   Agreement  may  be  executed
simultaneously  in  multiple  counterparts,  each of which  shall be  deemed  an original,  but  all  of  which  together  shall  constitute  one  and  the  same instrument.

            Section 10.12 REPRESENTATION BY COUNSEL; INTERPRETATION. The parties hereto agree that they have been  represented by counsel during the  negotiation and execution of this Agreement  and,  therefore,  waive the  application of any law, regulation,  holding or rule of construction  providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                            [SIGNATURE PAGE FOLLOWS]

                                       33

            [SIGNATURE PAGE TO SECURITIES CONTRIBUTION AGREEMENT]

            IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

                                             EMPIRE RESORTS, INC.

                                             By:________________________________
                                                Name:
                                                Title:

                                                Address:

        [TRANSFEROR SIGNATURE PAGE TO SECURITIES CONTRIBUTION AGREEMENT]

            IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

                                             CATSKILL DEVELOPMENT, L.L.C.

                                             By:________________________________
                                                Name:
                                                Title:

                                                Address:

             [TRANSFEROR AND MRD MEMBER SIGNATURE PAGE TO SECURITIES
                             CONTRIBUTION AGREEMENT]

            IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

                                             AMERICAS TOWER PARTNERS

                                             By:________________________________
                                                Name:
                                                Title:

                                                Address:

             [TRANSFEROR AND MRD MEMBER SIGNATURE PAGE TO SECURITIES
                             CONTRIBUTION AGREEMENT]

            IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

                                              BKB, LLC

                                              By:_______________________________
                                                 Name:
                                                 Title:

                                                 Address:

                                    EXHIBIT A
                             BRYANSTON SEARCH REPORT

                           TO BE ATTACHED UPON RECEIPT